PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 29,	July 31,	July 29,	July 31,
	2012	2011	2012	2011
Net sales	$116,616	$135,935	$346,220	$389,861

Costs and expenses:

Cost of sales	(84,312)	(97,695)	(258,598)	(284,540)

Selling, general and administrative	(11,784)	(11,833)	(35,311)	(33,995)

Research and development	(5,221)	(3,527)	(14,106)	(11,238)

Consolidation, restructuring and related charges	(7)	-	(1,182)	-

Operating income	15,292	22,880	37,023	60,088

Debt extinguishment loss	-	(4,973)	-	(35,259)

Other expense, net	(767)	(390)	(2,143)	(2,019)

Income before income taxes	14,525	17,517	34,880	22,810

Income tax provision	(3,258)	(4,895)	(9,242)	(11,637)

Net income	11,267	12,622	25,638	11,173

Net income attributable to noncontrolling interests	(317)	(1,357)	(1,603)	(4,235)

Net income attributable to Photronics, Inc.	$10,950	$11,265	$24,035	$6,938

Earnings per share:

Basic	$0.18	$0.19	$0.40	$0.12

Diluted	$0.16	$0.16	$0.37	$0.12

Weighted average number of common shares outstanding:

Basic	60,121	58,987	60,008	56,163

Diluted	76,436	76,744	76,460	57,724